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                                                                   EXHIBIT 10.37

                             TERMINATION AGREEMENT

     THIS TERMINATION AGREEMENT (this "Agreement"), is made and entered into effective as of the 21st day of March, 2001, by and between VYYO INC., a Delaware corporation (hereinafter the "Corporation"), and MICHAEL CORWIN (hereinafter "Corwin").

     WHEREAS, Corwin is employed by the Corporation pursuant to the terms of that certain Employment Agreement (the "Employment Agreement") by and between Corwin and the Corporation entered into as of January 1, 2000; and

     WHEREAS, Corwin has become physically disabled such that he is unable to continue his services to the Corporation as Chief Operating Officer; and

     WHEREAS, Corwin and the Corporation desire to terminate the Employment Agreement and Mr. Corwin's employment on the terms set forth in this Agreement.


                                   AGREEMENT

     NOW, THEREFORE, the parties hereto hereby agree as follows:

     1. The Employment Agreement is hereby terminated and is of no further force or effect, and Mr. Corwin's employment with the Corporation is hereby terminated.

     2. The Corporation shall pay to Corwin a severance payment of $125,000, subject to withholding for tax on such amount. In addition, the Corporation shall continue to pay Mr. Corwin's and his family's premiums for his current health insurance policy until December 31, 2001.

     3. The Option Agreement between the Corporation and Corwin dated as of November 23, 1999, is hereby amended such that all of the 30,000 unvested options remaining outstanding under such agreement are hereby vested and exercisable on the date hereof. These 30,000 options, together with the 11,808 options that are currently vested and outstanding under such option agreement, shall remain outstanding until the earlier to occur of (i) Corwin's exercise of such options, or (ii) March 21, 2002. Except as amended hereby, such option agreement shall remain unchanged.

     4. The Option Agreement between the Corporation and Corwin dated as of October 12, 2000, is hereby amended such that 78,000 of the 117,000 options granted under such option agreement are hereby vested and exercisable on the date hereof, and shall remain outstanding until the earlier to occur of (i) Corwin's exercise of such options, or (ii) March 21, 2002. The remaining 39,000 options under such agreement are hereby
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          terminated. Except as amended hereby, such option agreement shall remain unchanged.

     5. The Option Agreement between the Corporation and Corwin dated as of December 4, 2000, is hereby amended such that 40,000 of the 80,000 options granted under such option agreement are hereby fully vested and exercisable on the date hereof, and shall remain outstanding until the earlier to occur of (i) Corwin's exercise of such options, or (ii) March 21, 2002. The remaining 40,000 options under such agreement are hereby terminated. Except as amended hereby, such option agreement shall remain unchanged.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

VYYO INC.                                       MICHAEL CORWIN
a Delaware corporation
20400 Stevens Creek Blvd., Ste. 800
Cupertino, CA  95014                            /s/ Michael Corwin
                                                -----------------------------
                                                   (Signature)

                                                -----------------------------
By:  /s/ John O'Connell
   --------------------------                   -----------------------------
                                                   (Print Address)



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